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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 31, 2001, accompanying the consolidated financial statements incorporated by reference in the Annual Report on Form 10K of Flagstar Bancorp, Inc. and subsidiaries for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement on Form S-8 pertaining to the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan.


/S/ GRANT THORNTON LLP

Southfield, Michigan
August 29, 2001